Exhibit 10.1

DEBT SETTLEMENT

Dated as of November 28, 2016

This Debt Settlement and Release Agreement (this "Agreement") is dated as of the date first set forth above (the "Effective Date"), and is entered into by and between (i) New Asia Energy, Inc., a Colorado corporation (the "Company"); (ii) Rock Capital Ltd, previously the principal controlling and currently a minority shareholder of the Company ("Rock Capital") collectively referred to herein as the "Parties" and each as a "Party."

            WHEREAS, Rock Capital has advanced certain funds to the Company and is expected to advance additional funds to the Company for the payment of the Company's operating expenses and other matters;

WHEREAS, Rock Capital and the Company desire to provide for the repayment of the funds so advanced by Rock Capital or the conversion thereof, pursuant to the terms and conditions herein;

            NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

1.
Payments Made.  The Parties acknowledge and agree that, as of November 28th, 2016 , Rock Capital has advanced a total of $102,420 in funds to the Company; the "initial advance" which reflects $42,420 advanced through September 30th, 2016 and an additional $60,000 advanced through November 28th, 2016. These advances were used to pay for the Company's further operating expenses of the Company. The total advances through November 28th, 2016  total $102,420.

2.	Repayment or Conversion.

(a)	The Debt shall be due and payable in full, without interest and without further demand, as of 9:00 a.m., local time in Singapore, on November 28, 2016 (the "Due Date").

(b)
In the event that the Debt is not paid in full as of the Due Date, Rock Capital, in its sole discretion, shall cause the Company to issue to Rock Capital a number of shares of common stock, par value $0.001, of the Company (the "Common Stock") equal to (A) the Debt, divided by $0.00105 (the "Issuance"). Based on the advances set forth above, the total number of shares to be issued equal to 97,542,857.  Rock Capital consistent with  the preceding sentence by delivering to the Company the Conversion Election in the form as attached hereto as Exhibit B.

(c)	The Company covenants and agrees to undertake such actions as may be required to complete the Issuance.

Exhibit 10.1 -- Page 1

3.	Representations and Warranties of the Company. The Company hereby represents and warrants to Rock Capital as follows:

(a)
Authorization.  The execution, delivery and performance by the Company of this Agreement and the performance of all of the Company's obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.  The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it or any of its properties is bound.

(b)
Issuance of Shares.  The issuance and delivery of the Common Stock in accordance with this Agreement and the Issuance have been duly authorized by all necessary corporate action on the part of the Company, and the shares of Common Stock to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by the Company and will be fully paid and nonassessable.

(c)
Binding Obligation.  Assuming the due execution and delivery of this Agreement by Rock Capital, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

4.	Representations and Warranties of Rock Capital. Rock Capital hereby represents and warrants to the Company as follows:

(a)
Authorization.  Rock Capital has full power and authority to enter into this Agreement, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)
Binding Obligation.  Assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of Rock Capital, enforceable against Rock Capital in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applic-ability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(c)
Restricted Securities.  None of the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.  Rock Capital understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

5.	Miscellaneous.

(a)	No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

Exhibit 10.1 -- Page 2

(b)
Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)
Interpretation. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a Party on the ground that such Party drafted or was more responsible for the drafting of any such provision(s). The Parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(d)
Governing Law; Jurisdiction.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law. Each of the Parties agree to submit to the jurisdiction of the federal or state courts located in State of Colorado in any actions or proceedings arising out of or relating to this Agreement. Each of the Parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such Party as set forth herein and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

(e)
Specific Performance.  The Parties acknowledge and agree that a breach of the provisions of this Agreement could not adequately be compensated by money damages, and therefore any Party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(f)
Waiver/Amendments.  Any waiver by any Party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Rock Capital and the Company.

(g)
Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Exhibit 10.1 -- Page 3

(h)	Costs. Each Party will bear its own costs and expenses incurred in connection with this Agreement and the transaction contemplated thereby.

(i)
Survival of Terms.  All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the Parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

(j)
Assignment.  This Agreement shall be binding upon the Parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof. No Party may assign this Agreement without the prior written consent of the other Parties.

(a)
Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, by email, and shall be deemed delivered immediately when personally delivered or sent via email (with return receipt requested and received) or three days following such notice being deposited in the mail or delivered to a courier service, postage or charges prepaid, and properly addressed to the particular Party to whom the notice is to be sent, to the address as set forth below the applicable Party's name on the signature pages hereto.

(k)	Headings. The headings used in this Agree-ment are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

(l)
Attorneys' Fees and Costs.  In the event any Party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing Party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing Party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing Party.

(m)
Further Assurances. Each Party agrees to execute and deliver to the other such additional documents and instruments, and to do and perform such other acts and things, as may be reasonably necessary for effecting the transactions contemplated herein.

(n)	Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on following page]

Exhibit 10.1 -- Page 4

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

New Asia Energy, Inc.
By:	/s/ Jose A Capote
Name:	Jose A Capote
Title:	Secretary

Address for Notices:
60 Paya Lebar Road
12-08 Paya Lebar Square
Singapore, 409051

New Asia Energy, Inc

By:	/s/ Allister Lim Wee Sing
Name:	Allister Lim Wee Sing
Title:	Director

Address for Notices:
60 Paya Lebar Road
12-08 Paya Lebar Square
Singapore, 409051

Rock Capital Ltd.
By:	/s/ Lin Kok Peng
Name:	Lin Kok Peng
Title:	Director

Address for Notices:
Room 1408, Tak Shing House,
Theatre Lane
20 Des Voeux Road Central Hong Kong

Exhibit 10.1 -- Page 5

Annex A
Additional Advance

Pursuant to Section 1 of the Debt Settlement and Release Agreement entered into as of November 28th , 2016, by and between (i) New Asia Energy, Inc., a Colorado corporation (the "Company"); (ii) Rock Capital Ltd ("Rock Capital"), the Parties hereby acknowledge that an Additional Advance in the amount of $60,000 was made by Rock Capital to the Company between the period of September 30th, 2016 through November 28th, 2016.

Following such Additional Advance, the current Debt is $102,420.

Defined terms used herein shall have the meaning given in the Agreement.

Acknowledged and Agreed as of November 28, 2016.

New Asia Energy, Inc.
By:	/s/ Jose A Capote
Name:	Jose A Capote
Title:	Secretary

New Asia Energy, Inc.

By:	/s/ Allister Lim Wee Sing
Name:	Allister Lim Wee Sing
Title:	Director

Rock Capital Ltd.
By:	/s/ Lin Kok Peng
Name:	Lin Kok Peng
Title:	Director

Exhibit 10.1 -- Page 6

Annex B
Conversion Election

Pursuant to Section 2(b) of the Debt Settlement entered into as of November 28th, 2016, by and between (i) New Asia Energy, Inc., a Colorado corporation (the "Company"); (ii) Rock Capital Ltd ("Rock Capital")  Rock Capital hereby elects to convert the outstanding Debt, which is currently $102,420 into shares of Common Stock of the Company.

Pursuant to Section 2(b) of the Agreement the conversion will result in 97,542,857 shares of Common Stock being issued to Rock Capital.

Defined terms used herein shall have the meaning given in the Agreement.

Acknowledged and Agreed as of November 28, 2016.

New Asia Energy, Inc.
By:	/s/ Jose A Capote
Name:	Jose A Capote
Title:	Secretary

New Asia Energy, Inc

By:	/s/ Allister Lim Wee Sing
Name:	Allister Lim Wee Sing
Title:	Director

Rock Capital Ltd.
By:	/s/ Lin Kok Peng
Name:	Lin Kok Peng
Title:	Director

Exhibit 10.1 -- Page 7